UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         March 31, 2008
Date of Report (Date of earliest event reported):

PURE BIOSCIENCE
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	33-0530289 (IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)

(619) 586 8600
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure
Item 8.01.   Other Events.

On March 31, 2008, PURE Bioscience announced today that its application for listing of its common stock has been approved by The NASDAQ Stock Market. PURE Bioscience anticipates that its common stock will begin trading on The NASDAQ Capital Market at the opening of the market on Wednesday April 2, 2008. The stock will trade under the symbol “PURE.” The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this 8-K (including Exhibit 99.1) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains “forward-looking statements” that do not convey historical information, but relate to predicted or potential future events, such as statements of our plans, strategies and intentions. These statements can often be identified by the use of forward-looking terminology such as “believe,” “expect,” “intend,” “may,” “will,” “should,” or “anticipate” or similar terminology. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except for PURE’s ongoing obligations to disclose material information under the federal securities laws, PURE undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which Pure competes, the forward-looking statements of PURE contained in this Current Report on Form 8-K are also subject various risks and uncertainties, including those set forth in “Risk Factors”, in PURE’s Annual Report on Form 10-KSB for the fiscal year ended JULY 31, 2007, and in its subsequent filings made with the Securities and Exchange Commission.

Item 9.01.   Financial Statements and Exhibits

(d)	The following exhibits are filed with this report:

Exhibit Number	Description

99.1	Press Release dated March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: March 31, 2008

/s/ Michael L. Krall
Michael L. Krall, Chief Executive Officer